Exhibit (1)(c)
                                                                  --------------

                 ALLIANCE WORLD DOLLAR GOVERNMENT FUND II, INC.

                              ARTICLES OF AMENDMENT

          Alliance World Dollar Government Fund II, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by adding a new paragraph 6 to Article FIFTH that reads as follows:

          "(6) The Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue."

          SECOND: This amendment of the charter of the Corporation as herein set forth was duly advised by the Board of Directors and approved by the stockholders in the manner required by law.

          THIRD: The undersigned Chairman of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned Chairman acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chairman and attested by its Secretary on this 5th day of June, 2002.


                                             ALLIANCE WORLD DOLLAR GOVERNMENT
                                             FUND II, INC.


                                             By:  /s/ John D. Carifa    (SEAL)
                                                ------------------------
                                                John D. Carifa
                                                Chairman


WITNESS:

/s/ Edmund P. Bergan
----------------------
Edmund P. Bergan, Jr.
Secretary




SK 99999 0010 702488